Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 filed by GiveMePower Corporation (the “Registrant”) of our report dated April 17, 2023, relating to the audit of the financial statements for the period ending December 31, 2022 of the Registrant, and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M.S. Madhava Rao
M. S. Madhava Rao, Chartered Accountant

M.S. Madhava Rao
316, 1st Cross, Gururaja Layout, 7th Block, 4th Phase,
BSK 3rd Stage,
Bangalore 560085

December 15, 2023